EXHIBIT 99.1

Timothy P. Walbert Joins Sucampo's Board of Directors

BETHESDA, Md., Oct. 13, 2015 (GLOBE NEWSWIRE) -- Sucampo Pharmaceuticals, Inc. (Sucampo) (NASDAQ:SCMP), a global biopharmaceutical company, today announced that Timothy P. Walbert has joined Sucampo's Board of Directors. Mr. Walbert currently serves as Chairman, President and Chief Executive Officer of Horizon Pharma plc.

"Tim is a seasoned leader who has created tremendous value for the shareholders of Horizon since joining the company in 2008. We are pleased that he is joining the Sucampo Board at a time when we are implementing our own growth strategy focused on diversifying our portfolio of commercial and development-stage products," said Peter Greenleaf, Chief Executive Officer of Sucampo. "Tim's experience leading significant acquisitions, and launching and commercializing pharmaceutical products will be extremely valuable as we continue to execute our strategic plan."

Mr. Walbert joined Horizon in June 2008 as President and Chief Executive Officer and has served as Chairman of the Board of Directors since 2010. Prior to joining Horizon, Mr. Walbert served as President, Chief Executive Officer and Director of IDM Pharma, Inc., which was acquired by Takeda in June 2009. Prior to IDM, Mr. Walbert served as Executive Vice President, Commercial Operations at NeoPharm, Inc. From 2001 to 2005, Mr. Walbert served as Divisional Vice President and General Manager, Immunology, where he led the global development and launch of the multi-indication biologic HUMIRA and as Divisional Vice President, Global Cardiovascular Strategy at Abbott, now AbbVie. From 1998 to 2001, Mr. Walbert served as Director, CELEBREX North America and Arthritis Team Leader, Asia Pacific, Latin America and Canada at G.D. Searle & Company. From 1991 to 1998, Mr. Walbert also held sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co., Inc. and Wyeth.

Mr. Walbert received his B.A. in business from Muhlenberg College. Mr. Walbert serves as Chairman of the Board of Egalet Corporation and sits on the Board of Directors of XOMA Corporation, the Pharmaceutical Research and Manufacturers of America (PhRMA), the Biotechnology Industry Organization (BIO), the Illinois Biotechnology Industry Organization (iBIO), ChicagoNEXT, a World Business Chicago (WBC) led council of technology leaders and the Greater Chicago Arthritis Foundation. Mr. Walbert is also a member of the Illinois Innovation Council.

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc. is focused on the development and commercialization of medicines that meet major unmet medical needs of patients worldwide. Sucampo has one marketed product – AMITIZA – and a pipeline of product candidates in clinical development. A global company, Sucampo is headquartered in Bethesda, Maryland, and has operations in Japan, Switzerland and the U.K. For more information, please visit www.sucampo.com.

The Sucampo logo and the tagline, The Science of Innovation, are registered trademarks of Sucampo AG. AMITIZA is a registered trademark of Sucampo AG.

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Sucampo Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, future financial and operating results, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; the ability of Sucampo to continue to develop the market for AMITIZA; the ability of Sucampo to develop, commercialize or license existing pipeline products or compounds or license or acquire non-prostone products or drug candidates; Sucampo's ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo's patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally; the effects of competitive products on Sucampo's products; and the exposure to litigation and/or regulatory actions.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Form 10-K as filed with the Securities and Exchange Commission on March 9, 2015 as well as its filings with the Securities and Exchange Commission on Forms 8-K and 10-Q since the filing of the Form 10-K, all of which Sucampo incorporates by reference.

CONTACT: Sucampo Pharmaceuticals, Inc.
         Silvia Taylor
         Senior Vice President, Investor Relations and
         Corporate Communications
         1-240-223-3718
         staylor@sucampo.com